SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 23, 2009
INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)
Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463

(Commission File Number)	IRS Employer Identification No.
414 Church Street
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (208) 263-0505
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 2.02 — Financial Statements and Exhibits
     On April 29, 2009, Intermountain Community Bancorp (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2009. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.
     The information in this Item 2.02 and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.
Item 8.01 — Other Events
     As stated in the earnings release referenced above, approximately $23.1 million of indebtedness under a loan agreement between the Company and Pacific Coast Bankers’ Bank originally entered into in March 2007 matured on April 23, 2009. The Company has not paid the amounts due under this loan. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, this indebtedness is collateralized by all of the outstanding stock of the Company’s banking subsidiary, Panhandle State Bank, and the Company’s corporate offices in Sandpoint, Idaho. The Company is currently in the process of negotiating a new loan facility with the existing lenders to refinance and retire the prior indebtedness that matured on April 23, 2009.
Item 9.01 — Financial Statements and Exhibits
     (a)      Financial statements — not applicable.
     (b)      Pro forma financial information — not applicable.
     (c)      Shell company transactions — not applicable
     (d)      Exhibits:
99.1	Press Release dated April 29, 2009 announcing financial results for the first quarter ended March 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOUNTAIN COMMUNITY BANCORP
Dated: April 29, 2009	By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

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